CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our firm under the caption “Trust Counsel” included in or made a part of Post-Effective Amendment No. 89 to the Registration Statement of JPMorgan Trust I on Form N-1A (Nos. 333-103022 and 0811-21295) under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

ROPES & GRAY LLP

Washington, D.C.

July 15, 2009